ROYCE GLOBAL TRUST, INC.

BYLAWS
(As amended and restated, effective October 31, 1996)

ARTICLE I
OFFICES
Section 1. The principal office of the Corporation shall be in the City of Baltimore, State of Maryland. The Corporation shall also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS AND STOCK CERTIFICATES
Section 1. Every stockholder of record shall be entitled to a stock certificate representing the shares owned by him. Stock certificates shall be in such form as may be required by law and as the Board of Directors shall prescribe. Every stock certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the corporate seal, which may be a facsimile, either engraved or printed.

Stock certificates may bear the facsimile signatures of the officers authorized to sign such certificates.

Section 2. Shares of the capital stock of the Corporation shall be transferable only on the books of the Corporation by the person in whose name such shares are registered, or by his duly authorized attorney or representative. In all cases of transfer by an attorney in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Corporation or its duly authorized transfer agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Corporation or its duly authorized transfer agent.

No transfer shall be made unless and until the certificate issued to the transferor shall be delivered to the Corporation or its duly authorized transfer agent, properly endorsed.

Section 3. Any person desiring a certificate for shares of the capital stock of the Corporation to be issued in lieu of one lost or destroyed shall make an affidavit or affirmation setting forth the loss or destruction of such stock certificate, and shall advertise such loss or destruction in such manner as the Board of Directors may require, and shall, if the Board of Directors shall so require, give the Corporation a bond or indemnity, in such form and with such security as may be satisfactory to the Board, indemnifying the Corporation against any loss that may result upon the issuance of a new stock certificate. Upon receipt of such affidavit and proof of publication of the advertisement of such loss or destruction, and the bond, if any, required by the Board of Directors, a new stock certificate may be issued of the same tenor and for the number of shares as the one alleged to have been lost or destroyed.

Section 4. The Corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

ARTICLE III
MEETINGS OF STOCKHOLDERS
Section 1. An annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of general business need not be held in any year in which none of the following is required to be acted on by stockholders under the Investment Company Act of 1940: (i) election of directors; (ii) approval of an Investment Advisory Agreement;
and (iii) ratification of the selection of independent public accountants. Any annual meeting called for these or other purposes shall be held at the principal office of the Corporation, or at such other place within or without the State of Maryland as the Board of Directors may from time to time prescribe. A notice of any change in the place or time of any meeting shall be given to each stockholder not less than ten days before the meeting is held.

Section 2. Special meetings of the stockholders may be called at any time by the President or a majority of the members of the Board of Directors and shall, except as otherwise required by the Investment Company Act of 1940, as amended, be called by the Secretary only upon the written request of the holders of at least a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting.
Upon receipt of a written request from such holders entitled to call a special meeting, which shall state the purpose of the meeting and the matter proposed to be acted on at it, the Secretary shall inform the holders who made such request of the reasonably estimated cost of preparing and mailing a notice of a meeting and upon payment of such costs to the Corporation the Secretary shall issue notice of such meeting. Special meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Maryland as the Board of Directors may from time to time direct, or at such place within or without the State of Maryland as shall be specified in the notice of such meeting.

Section 3. Notice of the time and place of the annual or any special meeting of the stockholders shall be given to each stockholder entitled to notice of such meeting not less than ten days nor more than ninety days prior to the date of such meeting. In the case of special meetings of the stockholders, the notice shall specify the object or objects of such meeting, and no business shall be transacted at such meeting other than that mentioned in the call.

Section 4. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding twenty days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding twenty days in connection with the obtaining of the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding ninety days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 5. At all meetings of the stockholders a quorum shall consist of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting.
In the absence of a quorum no business shall be transacted except that the stockholders present in person or by proxy and entitled to vote at such meeting shall have power to adjourn the meeting from time to time to a date not more than one hundred twenty days after the original record date without further notice other than announcement at the meeting. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting on the date specified in the original notice. If a quorum is present at any meeting, the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting who shall be present in person or by proxy at such meeting shall have power to approve any matter properly before the meeting, except a plurality of all votes cast at a meeting at which a quorum is present shall be sufficient for the election of a director. The holders of such majority shall also have power to adjourn the meeting to any specific time or times, and no notice of any such adjourned meeting need by given to stockholders absent or otherwise.

Section 6. At any meeting of the stockholders of the Corporation every stockholder having the right to vote shall be entitled, in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than eleven months prior to said meeting unless such instrument provides for a longer period, to one vote for each share of stock having voting power registered in his name on the books of the Corporation.

ARTICLE IV
DIRECTORS
Section 1. The Board of Directors shall consist of not less than three nor more than twelve members. The Board of Directors may by a vote of the entire board increase or decrease the number of directors without a vote of the stockholders; provided, that any such decrease shall not affect the tenure of office of any director. Directors need not hold any shares of the capital stock of the Corporation.

Section 2. Subject to the provisions of Article III, Section 1 of the Bylaws, the directors shall be elected by the stockholders of the Corporation at an annual meeting, if held, or at a special meeting called for such purposes, and shall hold office until their successors shall by duly elected and shall qualify.

Section 3. The Board of Directors shall have the control and management of the business of the Corporation, and in addition to the powers and authority by these Bylaws expressly conferred upon them, may exercise, subject to the provisions of the laws of the State of Maryland and of the Articles of Incorporation of the Corporation, all such powers of the Corporation and do all such acts and things as are not required by law or by the Articles of Incorporation to be exercised or done by the stockholders.

Section 4. The Board of Directors shall have power to fill vacancies occurring on the Board, whether by death, resignation or otherwise. A vacancy on the Board of Directors resulting from any cause except an increase in the number of directors may be filled by a vote of the majority of the remaining members of the Board, though less than a quorum. A vacancy on the Board of Directors resulting from an increase in the number of directors may be filled by a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualifies. If less than a majority of the directors in office shall have been elected by the stockholders, a meeting of stockholders shall be called as required under the Investment Company Act of 1940, as amended.

Section 5. The Board of Directors shall have power to appoint, and at its discretion to remove or suspend, any officers, managers, superintendents, subordinates, assistants, clerks, agents and employees, permanently or temporarily, as the Board may think fit, and to determine their duties and to fix, and from time to time to change, their salaries or emoluments, and to require security in such instances and in such amounts as it may deem proper.

Section 6. In case of the absence of any officer of the Corporation, or for any other reason which may seem sufficient to the Board of Directors, the Board may delegate his powers and duties for the time being to any other officer of the Corporation or to any director.

Section 7. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation which, to the extent provided in such resolution or resolutions and by applicable law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Any such committee shall keep regular minutes of its proceedings, and shall report the same to the Board when required.

Section 8. The Board of Directors may hold their meetings and keep the books of the Corporation, except the original or a duplicate stock ledger and the original or a certified copy of these Bylaws, outside the State of Maryland, at such place or places as they may from time to time determine.

Section 9. The Board of Directors shall have power to fix, and from time to time to change the compensation, if any, of the directors of the Corporation.

ARTICLE V
DIRECTORS MEETINGS
Section 1. Regular meetings of the Board of Directors shall be held without notice at such time and places as may be from time to time prescribed by the Board.

Section 2. Special meetings of the Board of Directors may be called at any time by the President, and shall be called by the President upon the written request of a majority of the members of the Board of Directors. Unless notice is waived by all the members of the Board of Directors, notice of any special meeting shall be given to each director at least twenty-four hours prior to the date of the meeting, and such notice shall provide the time and place of such special meeting.

Section 3. One-third of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting; except that if the number of directors on the Board is less than six, two members shall constitute a quorum for the transaction of business at any meeting. The act of a majority of the directors present at any meeting where there is a quorum shall be the act of the Board of Directors except as may be otherwise required by Maryland law or the Investment Company Act of 1940.

Section 4. The order of business at meetings of the Board of Directors shall be prescribed from time to time by the Board.

ARTICLE VI
OFFICERS AND AGENTS
Section 1. The Board shall elect one or more persons to serve as President and Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer and may elect or appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as the Board may deem necessary and as the business of the Corporation may require.

Section 2. The President shall be elected from the membership of the Board of Directors, but other officers need not be members of the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Vice President.
All officers of the Corporation shall serve for one year and until their successors shall have been duly elected and shall have qualified; provided, however, that any officer may be removed at any time, either with or without cause, by action by the Board of Directors.

ARTICLE VII
DUTIES OF OFFICERS

PRESIDENT
Section 1. The President shall preside at all meetings of the stockholders and the Board of Directors and shall be a member ex officio of all standing committees.

The President shall be the Chief Executive Officer of the Corporation, and in the recess of the Board of Directors shall have the general control and management of its business and affairs, subject, however, to the regulations of the Board of Directors.

VICE PRESIDENT
Section 2. The Vice President shall have those duties and responsibilities as shall be assigned to him by the President.
In the event of the absence, resignation, disability or death of the President, the Vice President shall exercise all the powers and perform all the duties of the President until his return, or until such disability shall be removed or until a new President shall have been elected. If the Board appoints more than one
Vice President, the duties of such Vice Presidents shall be as designated by the Board.

THE SECRETARY AND ASSISTANT SECRETARIES
Section 3. The Secretary shall attend all meetings of the stockholders and shall record the proceedings thereof in a book to be kept for that purpose, and he shall be the custodian of the corporate seal of the Corporation. In the absence of the Secretary, an Assistant Secretary or any other person appointed or elected by the Board of Directors, as is elsewhere in these Bylaws provided, may exercise the rights and perform the duties of the Secretary.

Section 4. The Assistant Secretary, or, if there be more than one Assistant Secretary, then the Assistant Secretaries in the order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. Any Assistant Secretary elected by the Board shall also perform such other duties and exercise such other powers as the Board of Directors shall from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS
Section 5. The Treasurer shall keep full and correct accounts of the receipts and expenditures of the Corporation in books belonging to the Corporation, and shall deposit all monies and valuable effects in the name and to the credit of the Corporation and in such depositories as may be designated by the Board of Directors, and shall, if the Board shall so direct, give bond with sufficient security and in such amount as may be required by the Board of Directors for the faithful performance of his duties.

He shall disburse funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as the chief fiscal officer of the Corporation and of the financial condition of the Corporation, and shall present each year before the annual meeting of stockholders a full financial report of the preceding fiscal year.

Section 6. The Assistant Treasurer, or, if there be more than one Assistant Treasurer, then the Assistant Treasurers in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. Any Assistant Treasurer elected by the Board shall also perform such duties and exercise such powers as the Board of Directors shall from time to time prescribe.

ARTICLE VIII
CHECKS, DRAFTS, NOTES, ETC.
Section 1. All checks shall bear the signature of such person or persons as the Board of Directors may from time to time direct.

Section 2. All notes and other similar obligations and acceptances of drafts by the Corporation shall be signed by such person or persons as the Board of Directors may from time to time direct.

Section 3. Any officer of the Corporation or any other employee, as the Board of Directors may from time to time direct, shall have full power to endorse for deposit all checks and all negotiable paper drawn payable to his or their order or to the order of the Corporation.

ARTICLE IX
CORPORATE SEAL
Section 1. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, and the words Corporate Seal, Maryland. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE X
DIVIDENDS
Section 1. Dividends upon the shares of the capital stock of the Corporation may, subject to the provisions of the Articles of Incorporation of the Corporation, if any, be declared by the Board of Directors at any regular or special meeting, pursuant to law.

Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

Section 2. Before payment of any dividend there may be set aside out of funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in their absolute discretion, think proper as a reserve fund to meet ontingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem to be for the best interests of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

ARTICLE XI
FISCAL YEAR
Section 1. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.